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                                                                     Exhibit (l)



                      Cohen & Steers VIF Realty Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017


                                                               December 22, 2004


Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

         Cohen & Steers VIF Realty Fund, Inc. (the "Fund") hereby accepts your offer to purchase 10,000 shares, each at a price of $10.00 per share for an aggregate purchase price of $100,000. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                                     Sincerely,

                                                     Cohen & Steers VIF
                                                     Realty Fund, Inc.



                                                     By:
                                                        -----------------------


Accepted:

Cohen & Steers Capital Management, Inc.



By:
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